Exhibit 99.1

Contacts:	Investors:
Ralph Harms	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA REPORTS FIRST QUARTER 2007 RESULTS
SANTA CLARA, CA. — May 10, 2007 — Transmeta Corporation (NASDAQ: TMTA) today announced financial results for the first quarter of fiscal 2007, ended March 31, 2007.
Revenue for the first quarter of 2007 was $2.1 million, which included $2.0 million of service revenue and $140,000 of end-of-life product revenue. This compared with revenue of $2.4 million in the fourth quarter of 2006, which included $2.2 million of service revenue and $220,000 of end-of-life product revenue. Net loss for the first quarter of 2007 was $18.7 million, or a loss of $0.09 per share, compared with a net loss of $15.9 million, or a loss of $0.08 per share, in the fourth quarter of 2006. The first quarter of 2007 results included restructuring charges totaling $6.7 million, and an impairment charge on long-lived and other assets of $290,000, as well as non-cash charges of $1.7 million for amortization of intangible assets and $300,000 for stock-based compensation expenses.
Gross margin for the first quarter of 2007 was 26 percent, compared with a gross margin of negative 45 percent in the fourth quarter of 2006. The sequential increase in gross margin is primarily due to the write-down of inventory that the Company recorded in the fourth quarter of 2006.
The Company’s cash, cash equivalents and short term investments at March 31, 2007 totaled $25.8 million. The Company continues to be debt free.
“In the first quarter of 2007 we made the difficult, but necessary, decision to reduce our spending by restructuring the company to focus on developing and licensing our technologies and intellectual property,” said Les Crudele, president and CEO. “The restructuring is proceeding according to plan and, in some cases, is ahead of schedule. We expect to further reduce our headcount by 15 to 20 percent during the second quarter, mainly affecting general and administrative positions. As a result of the restructuring, we are no longer pursuing engineering services as a separate line of business and have also exited the business of selling microprocessor products.
“At the same time, we have dedicated additional resources to the development and licensing of our technologies and intellectual property. Our goal is to build a sustainable licensing business that can address a broader customer base, although we believe it will take us some time to build this business to the point where we can generate a dependable revenue stream. In the meantime, we believe that the steps we are taking will put us in a better position to execute on our new business model,” said Mr. Crudele.
Conference Call
As previously announced, Transmeta’s management will host a conference call today at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time to discuss the operating performance for the quarter. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (913) 312-1298. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until 11:59 p.m. Pacific time on May 16, 2007. The phone number to access the recording is (888) 203-1112, and the passcode is 4296419. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We are presently focused on developing and licensing our advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing our computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include practical difficulties in implementing our restructuring plan and modifying our business model, the potential loss of key technical and business personnel, our ability to satisfy the continued listing requirements of the Nasdaq Stock Market, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing our technologies in a timely and cost effective manner, the risk that we have difficulties entering into strategic collaborations or raising financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

Transmeta Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2007	December 31, 2006
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$6,863	$11,595
Short-term investments	18,981	29,955
Accounts receivable, net	454	310
Inventories	—	—
Prepaid and other current assets	2,383	2,729

Total current assets	28,681	44,589
Property, plant and equipment, net	639	758
Patents and patent rights, net	7,523	9,234
Other assets	2,147	2,148

TOTAL ASSETS	$38,990	$56,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,523	$1,467
Accrued compensation and benefits	1,193	3,245
Deferred income, net	—	15
Accrued other	2,288	3,015
Advances from customers	—	1,320
Current portion of accrued restructuring costs	4,667	1,996
Current portion of long-term payables	533	667

Total current liabilities	11,204	11,725
Long-term accrued restructuring costs	651	988
Long-term payables, net of current portion	1,339	1,333

Total liabilities	13,194	14,046

Stockholders’ equity:
Common stock	726,003	724,229
Treasury stock	(2,439)	(2,439)
Accumulated other comprehensive loss	7	(66)
Accumulated deficit	(697,775)	(679,041)

Total stockholders’ equity	25,796	42,683

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,990	$56,729

(1)	Derived from the Company’s audited financial statements as of December 31, 2006, included in the Company’s Form 10-K filed with the Securities and Exchange Commission.

TRANSMETA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006
Revenue:
Product	$142	$216	$589
License	—	—	—
Service	1,997	2,177	18,920

Total revenue	2,139	2,393	19,509

Cost of revenue
Product (1)	80	194	162
License	—	—	—
Service (1)	1,138	1,473	10,881
Impairment charge on inventories	364	1,802	—

Total cost of revenue	1,582	3,469	11,043

Gross profit (loss)	557	(1,076)	8,466

Operating expenses:
Research and development (1)	4,936	7,261	3,252
Selling, general and administrative (1)	6,106	5,038	5,544
Restructuring charges	6,665	421	74
Amortization of intangible assets	1,712	1,712	1,711
Impairment charge on long-lived and other assets	294	800	—

Total operating expenses	19,713	15,232	10,581

Operating loss	(19,156)	(16,308)	(2,115)
Interest income and other, net	490	569	503
Interest expense	(68)	(162)	(35)

Net loss	$(18,734)	$(15,901)	$(1,647)

Net loss per share—basic and fully diluted	$(0.09)	$(0.08)	$(0.01)

Weighted average shares outstanding — basic	199,220	197,573	193,365
Weighted average shares outstanding — fully diluted	199,220	197,573	193,365

(1)	Includes charges for stock-based compensation:

	Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006
Cost of product revenue	$—	$4	$4
Cost of service revenue	3	186	601
Research and Development	(82)	723	258
Selling, general and administrative	382	533	454

Total stock-based compensation	$303	$1,446	$1,317

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